Exhibit 99.2

SECOND AMENDED AND RESTATED EMPLOYMENT CONTRACT

The undersigned:

BOOKING.COM HOLDING B.V., a private limited liability company (‘besloten vennootschap met beperkte aansprakelijkheid’), having its registered office at Herengracht 597,1017 CE Amsterdam,
The Netherlands (‘Booking.com’);

THE PRICELINE GROUP INC., a U.S. corporation incorporated in the State of Delaware, having its headquarters at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (‘Priceline’); and

Darren Huston (‘Employee’);

Whereas:

•
Employee has been the Chief Executive Officer of, and employed by, Booking.com, which is a wholly-owned subsidiary of Priceline, since September 26, 2011, and has been the President and Chief Executive Officer of Priceline since January 1, 2014.

•	Booking.com, Priceline, and Employee are currently parties to an Amended and Restated Employment Contract, dated January 1, 2014 (the ‘Prior Employment Contract’).

•
To reflect the mutual agreements of Booking.com, Priceline and Employee related to Employee’s services to both Booking.com and Priceline, including certain changes to Employee’s compensation and benefits, the parties desire to amend and restate the Prior Employment Contract in its entirety.

•	This Second Amended and Restated Employment Contract (this ‘Agreement’) shall supercede and completely replace the Prior Employment Contract effective as of January 1, 2015 (the ‘Effective Date’).

Booking.com, Priceline, and Employee hereby agree as follows:

1.	Commencement, Term and Notice

1.1.	This Agreement replaces and supersedes the Prior Employment Contract and is entered into for an indefinite period of time starting on the Effective Date (the ‘Employment Term’).

1.2.	This Agreement may be terminated by either party with due observance of the statutory notice period. Notice may be given in writing only.

1.3.
This Agreement will end in any event without notice being required at the end of the month in which Employee reaches the pensionable age under the applicable pension agreement or under the General Old Age Pensions Act (‘Algemene Ouderdomswet’), whichever occurs first.

1.4.	Any and all references to the Dutch Civil Code in this Agreement shall refer to the official, Dutch language version of the statute.

2.	Change of Employment Terms

2.1.	The provisions of this Agreement may be amended or waived only with the prior written consent of the Board of Directors of Priceline (the ‘Priceline Board’) and Employee.

3.	Employee Manual

3.1.
Employee acknowledges receipt of Booking.com’s Employee Manual and agrees that the provisions of the Employee Manual form an integral part of this Agreement so long as Employee is an employee of Booking.com. To the extent that the provisions of this Agreement are inconsistent with the provisions of the Employee Manual, the provisions of this Agreement will control and supersede those of the Employee Manual.

4.	Position

4.1.
Employee will hold the position of President and Chief Executive Officer of Priceline. As President and Chief Executive Officer of Priceline, Employee shall report directly to the Priceline Board and have such duties and authority, consistent with his position, to generally supervise and direct the business and affairs of Priceline and its subsidiaries.

4.2.
Executive will also hold the position of Chief Executive Officer of Booking.com. As Chief Executive Officer of Booking.com, Employee shall have such duties and authority, consistent with his position, to generally supervise and direct the business and affairs of Booking.com.

4.3.
Employee shall continue to be appointed as a managing director of Booking.com in accordance with the terms set forth in the Articles of Association of Booking.com (the ‘Articles’) and shall exercise his duties as managing director in accordance with the Articles (and the guidelines, if any, as determined by Booking.com’s general meeting of shareholders). For so long as Employee holds the position of Chief Executive Officer of Priceline, Priceline shall use its good faith efforts to nominate Employee for election to the Priceline Board and procure his election to the Priceline Board at any applicable meeting of stockholders held for the purpose of electing directors, and Employee hereby agrees to serve on the Priceline Board. Employee agrees that in the event his employment as Chief

Executive Officer of Priceline is terminated, at the request of the Priceline Board, he shall immediately resign from the Priceline Board and any other positions held at the Company.

4.4.
Employee will be a member of the Group Management Board, which is comprised of senior executives of the “Company” (as defined in Appendix A attached hereto) and oversees management of the consolidated entities of Priceline.

4.5.
Subject to Employee’s prior consent (which shall not be unreasonably delayed, conditioned or withheld), Employee may be assigned to work for an affiliate of Priceline (in addition to Booking.com), and in such instance, Employee covenants that he, to the extent reasonable, will also perform duties other than those considered to be Employee’s usual duties.

4.6.	Employee shall devote substantially all of his business time and efforts to the performance of his duties under this Agreement.

5.	Working Hours and Work Place

5.1.	The usual work week runs for 5 days, and Employee is expected to work at least 40 hours per week.

5.2.
Employee covenants that, at the request of Priceline or Booking.com, Employee will work overtime whenever a proper performance of Employee so requires. Overtime is not separately paid or otherwise compensated for.

6.	Compensation

6.1.
Base Salary. During the Employment Term while Employee resides in The Netherlands, Employee will receive a gross monthly base salary of EUR 59,569.67 (the ‘Base Salary’), which shall be payable in equal installments in accordance with the usual payroll practices of Booking.com and shall be apportioned between Booking.com and Priceline within a reasonable period of time after the execution of this Agreement for purposes of, and in accordance with, applicable tax laws. The parties agree that the Base Salary described in the previous sentence is based on an annual salary of US$865,000 and an exchange rate of $1 = 0.8264 EUR as of January 1, 2015. The parties further agree that so long as the Base Salary is paid in Euros, the rate of pay shall be adjusted on each January 1 during the Employment Term to take into account the prevailing exchange rate. If Employee relocates to the United States during the Employment Term, then following such relocation, he will receive an annual salary at the rate of $865,000, to be paid in accordance with the regular payroll practices of Priceline. The Base Salary includes the statutory holiday allowance. Employee’s Base Salary shall be subject to annual review by the Priceline Board or the Compensation Committee of the Priceline Board (the ‘Compensation Committee’) during the Employment Term and may be increased from time to time by the Priceline Board or the Compensation Committee, but not decreased, unless the Priceline Board or Compensation

Committee reduces the base salary in a proportionate amount for all senior executives of the Company.

6.2.
Incentive Compensation. (a) During the Employment Term, Employee will be eligible to participate in any annual bonus plans that the Company may implement at any time during the Employment Term for senior executives of the Company. The grant of a bonus in any given year or during several years shall not create a precedent for any subsequent years. For purposes of this Agreement, a bonus in respect of services performed in a fiscal year will not be considered to be earned (a) until after the Priceline Board or a committee established thereunder has reviewed the Company’s performance and Employee’s performance in respect of such year (with such performance standards to be established after taking into consideration any reasonable suggestions provided by Employee) and has determined the amount of the bonus, if any, to be payable to Employee in respect of such year’s performance and (b) unless Employee remains employed with Booking.com or Priceline through the relevant payment date of such bonus; provided, however, that if Employee is still employed by the Company as of December 31 of any year, Employee shall be considered to have earned the bonus in respect of services performed in such year (to the extent the committee and/or the Priceline Board determines that such bonus would otherwise have been payable to Employee had Employee remained employed through the relevant payment date for such bonus) unless Employee’s employment is subsequently terminated by the Company for “Cause” (as defined in Appendix A attached hereto) or as a result of a termination by Employee of his employment with the Company without “Good Reason” (as defined in Appendix A attached hereto, except that clause (b) of such definition (pertaining to involuntary relocation) shall apply only in connection with a Change in Control (as defined in Appendix A) for purposes of this Article 6.2(a)). Furthermore, notwithstanding any provision herein to the contrary, any bonus that is considered earned pursuant to the immediately preceding sentence shall be paid to Employee at the same time as any similar bonus is paid to other senior executives of the Company, with a target payment date of March 15 of the fiscal year following the fiscal year in which the bonus is considered to have been earned, but in any event in the fiscal year following the fiscal year in which the bonus is considered to have been earned.

(b) Subject to Article 6.2, for the 2015 fiscal year, Employee’s “target” bonus percentage under Priceline’s annual bonus plan for such year shall be 250% of Employee’s Base Salary (on an annualized basis) and, for each fiscal year thereafter, Employee’s “target” bonus percentage under Priceline’s annual bonus plan for such year shall be reviewed by the Compensation Committee and shall not be decreased unless the Board or Compensation Committee reduces the “target” bonus percentage in a proportionate amount for all senior executives of the Company.

6.3.
Long-Term Compensation. During the Employment Term, Employee will be eligible to participate in any long-term incentive compensation plan generally made available to senior executives of the Company in accordance with and subject to the terms of such plan.

6.4.	Employee Benefits. (a) During the Employment Term while Employee resides in The Netherlands:
(i)     Employee shall be entitled to participate in the Aetna Global Benefits group insurance plan for full-time employees of the Company who reside outside of the United States (or any successor plan adopted by the Company for such employees).
(ii)    Employee shall be entitled to participate in all fringe benefit and perquisite programs generally provided to comparable senior executives of Booking.com who are located in Amsterdam, The Netherlands.
(iii)    Booking.com will pay for tax preparation assistance and tax planning advice for Employee, which shall be provided by KPMG or a different tax advisor as chosen by the Company.
(b)    In the event Employee relocates to the United States during the Employment Term and Employee is still the President and Chief Executive Officer of Priceline at the time of such relocation, he shall be entitled to participate in all such group insurance plans and fringe benefit and perquisite programs generally provided to comparable senior executives of Priceline after such relocation.

7.	Expenses

7.1.
Subject to Article 21.1, Booking.com will reimburse Employee’s reasonable expenses directly related to the performance of Employee’s work, provided such reimbursement may be made tax and social security premium free and provided itemized expense statements and original receipts are submitted in accordance with company policy.

7.2.
Subject to Article 21.1, Booking.com shall reimburse Employee for all reasonable and customary relocation expenses incurred by Employee in connection with Employee’s relocation to the United States (at any such time that such relocation may occur during the Employment Term, or as provided in Articles 11.1, 11.2 and 11.3, or in the event of Employee’s voluntary resignation of service as Chief Executive Officer of Priceline after a minimum of four (4) years of service in such role so long as Executive has not accepted an offer of employment with any other company as of the date of resignation), provided that (a) except with respect to a relocation following an event described in Article 11.1, 11.2 or 11.3 or a voluntary resignation as described above, Employee is still the President and Chief Executive Officer of Priceline at the time of such relocation and (b) all itemized expense statements and original receipts are submitted in accordance with company policy.

8.	Travel Expenses

8.1.
Subject to Article 21.1, travel expenses for commuting within Europe will be reimbursed in accordance with applicable tax rules up to an amount of EUR 0.19 per kilometer (the applicable rate in 2015) along the most customary route.

8.2.	Booking.com shall increase the allowance under Article 8.1 of this Agreement in the event of an increase thereof under applicable tax law.

8.3.
Subject to Article 21.1, for each calendar year during the Employment Term while Employee resides in The Netherlands, Booking.com shall reimburse Employee for car service expenses incurred by Employee while attending to the business and affairs of the Company during such year, including travel to and from locations directly related to the performance of Employee’s work, in an amount not to exceed EUR 75,000 per year.

9.	Holidays

9.1.
During the Employment Term, Employee will be entitled to 28 days of holiday (not including public holidays) each calendar year. If Employee works for only a part of the year, the number of days of holiday will be reduced pro rata.

9.2.	Holidays are set by the Company after consultation with Employee (with the Company’s consent to Employee’s requested holiday schedule not to be unreasonably delayed, conditioned, or withheld).

9.3.	To the extent practicable and subject to applicable law and Company policies, holidays generally must be taken in the year in which they are accrued.

10.	Illness or Other Incapacity to Work

10.1.
During the Employment Term while Employee resides in The Netherlands, if Employee is unable to perform work due to illness or any other medical incapacity, Employee is obliged to inform the Company as soon as practicable on the first day of illness or incapacity, stating the reasons for such illness or incapacity, the expected period of such illness or incapacity, and the address at which Employee may be reached during that period. As soon as work can be resumed, Employee will inform the Company thereof immediately.

10.2.
As long as this Agreement is still in effect and Employee resides in The Netherlands, if Employee is unable to perform work due to illness or other medical incapacity, Employee will remain entitled to continued payment of (a) 100% of Employee’s Base Salary, but in no case less than the statutory minimum wage, for the first six (6) months of illness or incapacity, commencing on the first day of illness or incapacity, (b) 85% of Employee’s Base Salary, but in no case less than the statutory minimum wage, for the second six (6) months of illness or incapacity, commencing on the first day of the seventh month of illness or incapacity, and (c) 70% of Employee’s Base Salary, but in no case less than the statutory minimum wage, for the second year of illness or incapacity, commencing on the first anniversary of the first year of illness or incapacity.

10.3.
For purposes of this Article 10, periods in which Employee is unable to perform work due to illness or other medical incapacity will be aggregated if they follow one another at intervals of less than four weeks.

10.4.	Employee is not entitled to continued payment under the circumstances set out in Article 7:629 of the Dutch Civil Code.

10.5.
Employee’s salary during illness or other medical incapacity will be reduced by financial benefits that Employee receives under any contractual insurance paid by the Company, statutory insurance and any other income earned by Employee for services performed by Employee for the Company.

10.6.
If Employee’s illness or other incapacity to work ensues from an event for which a third party is liable, Employee shall provide the Company with all relevant information and do everything in Employee’s power to enable the Company to exercise its right of recourse pursuant to Article 6:107a of the Dutch Civil Code.

11.	Payments Upon Termination

11.1.
Death. If the Employment Term ends due to Employee’s death and if a bonus plan is in place at such time, Employee’s heirs are entitled to receive the product of (a) the target annual bonus for the fiscal year in which Employee dies, multiplied by (b) a fraction, the numerator of which is the number of days that Employee worked during the fiscal year in which Employee died, and the denominator of which is 365 (or 366 in a leap year). Such bonus shall be paid when such bonuses are paid to other executives of the Company, as applicable. In addition, if the Employment Term ends due to Employee’s death, the Company shall provide for (i) the continuation of Employee’s health benefits for Employee’s dependents at the same level and cost as if Employee were an employee of the Company for a period of twelve (12) months following the date of Employee’s death, provided that if the Company’s obligation to provide such coverage at the same level and cost would cause the Company to incur a tax or other penalty under applicable law (including, without limitation, Section 2716 of the United States Public Health Service Act), the Company shall instead, to the extent permitted by law, provide Employee’s dependents with taxable monthly payments in an amount such that the after-tax value of each payment is equal to the amount of such monthly premium that Employee’s dependents would be required to pay to continue such group health coverage for the period specified in this sentence, regardless of whether such coverage is available to Employee, and (ii) if Employee resides in The Netherlands at time of his death, the cost of reasonable relocation expenses of Employee’s immediate family to North America.

11.2.	Termination Without Cause/For Good Reason. Subject to Articles 11.4, 11.5, and 11.6, if the Employment Term ends due to the termination of Employee’s employment with the Company as a result of a termination by the Company without “Cause” (as defined in Appendix A attached hereto) or as a result of a termination by Employee of his employment with the Company for “Good Reason” (as defined in Appendix A attached hereto, except that clause (b) of such definition (pertaining to involuntary relocation) shall not apply to terminations for “Good Reason” under this Article 11.2) and Article 11.3 does not apply, Employee shall be entitled to receive (a) in equal monthly installments over a period of twelve (12) months after his termination, an amount equal to two (2) times the sum of Employee’s Base Salary and target bonus, if any, for the year in which such termination occurs (provided, however, in the event that the Base Salary or target bonus, if any, has been decreased in the twelve months prior to the termination, the amount to be used shall be the highest Base Salary and target bonus, if any, during such 12-month period) (the ‘Non-Protection Period Severance Amount’); (b) continuation of group health, life and disability insurance benefits as if Employee were an employee of the Company, until the earlier of (i) twenty-four (24) months following such termination of employment or (ii) Employee’s eligibility for any such coverage under another employer’s or any other medical plan, provided that if the obligation to provide such coverage at the same level and cost would cause the Company to incur a tax or other penalty under applicable law (including, without limitation, Section 2716 of the United States Public Health Service Act), Employee shall instead, to the extent permitted by law, be provided with taxable monthly payments in an amount such that the after-tax value of each payment is equal to the amount of such monthly premium that Employee would be required to pay to continue such group health coverage for the period specified in this clause (b), regardless of whether such coverage is available to Employee; (c) the cost of reasonable relocation expenses to North America, if Employee still resides in The Netherlands at the time such termination of employment occurs; (d) with respect to each grant of shares of restricted common stock of Priceline (which, for purposes of clarity, are considered to include restricted stock units, performance share units, and other similar equity awards) that is made to Employee after the Effective Date and that remains outstanding as of the end of the Employment Term due to a termination of Employee’s employment under this Article 11.2, accelerated vesting with respect to a pro-rata portion of the total number of shares granted pursuant to the applicable award agreement based on the number of days during the relevant vesting period or performance period, as applicable, that Employee was employed with the Company, provided that with respect to any performance share unit award, the pro-rata portion of earned shares shall be determined by applying the applicable performance multiplier under the applicable award agreement as of the most recent fiscal quarter for which Priceline’s financial results have been publicly reported to the target number of shares awarded under such agreement; and (e) if a bonus plan is in place, Employee will be entitled to receive the product of (i) the target annual bonus for the fiscal year in which Employee is terminated, multiplied by (ii) a fraction, the numerator of which is the number of days that Employee worked during the fiscal year in which

Employee is terminated, and the denominator of which is 365 (or 366 in a leap year). Such bonus shall be paid when such bonuses are paid to other executives of Priceline.

11.3.
Termination Without Cause/For Good Reason in Connection with a Change in Control. (a) Subject to Articles 11.3(b), 11.4, 11.5, and 11.6, if the Employment Term ends due to the termination of Employee’s employment with the Company as a result of a termination by the Company without “Cause” or as a result of a termination by Employee of his employment with the Company for “Good Reason” that occurs on or within three years after the consummation of a Change in Control (as defined in Appendix A attached hereto) (the ‘Protection Period’), Employee shall be entitled to receive (i) a lump sum payment on the fifth day after such termination in an amount equal to three (3) times the sum of Employee’s Base Salary and target bonus, if any, for the year in which such termination occurs (provided, however, in the event that the Base Salary or target bonus, if any, has been decreased in the twelve months prior to the termination, the amount to be used shall be the highest Base Salary and target bonus, if any, during such 12-month period) (the ‘Protection Period Severance Amount’); (ii) continuation of group health, life and disability insurance benefits as if Employee were an employee of the Company, until the earlier of (A) thirty-six (36) months following such termination of employment or (B) Employee’s eligibility for any such coverage under another employer’s or any other medical plan, provided that if the obligation to provide such coverage at the same level and cost would cause the Company to incur a tax or other penalty under applicable law (including, without limitation, Section 2716 of the United States Public Health Service Act), Employee shall instead, to the extent permitted by law, be provided with taxable monthly payments in an amount such that the after-tax value of each payment is equal to the amount of such monthly premium that Employee would be required to pay to continue such group health coverage for the period specified in this clause (ii), regardless of whether such coverage is available to Employee; (iii) the cost of reasonable relocation expenses to North America, if Employee still resides in The Netherlands at the time such termination of employment occurs; (iv) with respect to each grant of shares of restricted common stock of Priceline (which, for purposes of clarity, are considered to include restricted stock units, performance share units, and other similar equity awards) that is made to Employee after the Effective Date and that remains outstanding as of the end of the Employment Term due to a termination of Employee’s employment under this Article 11.3, accelerated vesting with respect to a pro-rata portion of the total number of shares granted pursuant to the applicable award agreement based on the number of days during the relevant vesting period or performance period, as applicable, that Employee was employed with the Company, provided that with respect to any performance share unit award, the pro-rata portion of earned shares shall be determined by applying the applicable performance multiplier under the applicable award agreement as of the most recent fiscal quarter for which Priceline’s financial results have been publicly reported to the target number of shares awarded under such agreement;

and (v) if a bonus plan is in place, Employee will be entitled to receive the product of (A) the target annual bonus for the fiscal year in which Employee is terminated, multiplied by (B) a fraction, the numerator of which is the number of days that Employee worked during the fiscal year in which Employee is terminated, and the denominator of which is 365 (or 366 in a leap year). Such bonus shall be paid when such bonuses are paid to other executives of Priceline.
(b)    Subject to Articles 11.4, 11.5, and 11.6, if (i) during the final twelve (12) months of the Protection Period, the Employment Term ends due to the termination of Employee’s employment with the Company as a result of a termination by the Company without “Cause” or as a result of a termination by Employee of his employment with the Company for “Good Reason” or (ii) the Change in Control that begins the Protection Period is not a “change in control” within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the ‘Code’), Employee shall be entitled to receive the Protection Period Severance Amount, but only in accordance with the following payment schedule: (A) the portion of the Protection Period Severance Amount equal to the Non-Protection Period Severance Amount shall be paid in equal installments in accordance with the Company’s normal payroll practices, commencing with the first pay period after such termination, over a period of twelve (12) months following the termination of Employee’s employment, and (B) the remaining portion of the Protection Period Severance Amount shall be paid in a lump sum in cash on the fifth day after such termination.
(c)    For purposes of this Agreement, if (i) the Employment Term ends prior to a Change in Control due to the termination of Employee’s employment with the Company as a result of a termination by the Company without “Cause” or as a result of a termination by Employee of his employment with the Company for “Good Reason”, (ii) such termination of employment (or the event giving rise to Executive’s termination of employment for Good Reason) occurred at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control or occurred at the request of any other Person in anticipation of a Change in Control and (iii) a Change in Control involving such third party (or a party competing with such third party to effectuate a Change in Control) or a Change in Control anticipated by such other Person does occur, then such termination shall be treated as having occurred during the Protection Period, Employee’s payments and benefits shall be treated as being payable under this Article 11.3, rather than under Article 11.2, and the Protection Period Severance Amount shall be paid as follows:
(A)    Subject to Articles 11.4, 11.5, and 11.6, if the Change in Control described in this Article 11.3(c) is a “change in control” within the meaning of Section 409A of the Code, the Protection Period Severance Amount, reduced by any amounts previously paid to Employee pursuant to Article 11.2(a), shall be paid in a lump sum in cash on the fifth day after such Change in Control.

(B)    If the Change in Control described in this Article 11.3(c) is not a “change in control” within the meaning of Section 409A of the Code, the Protection Period Severance Amount shall be paid to Employee as follows : (I) the portion of the Protection Period Severance Amount equal to the Non-Protection Period Severance Amount that has not been paid to Employee pursuant to Article 11.2(a) as of the effective date of the Change in Control, if any, shall continue to be paid in accordance with Article 11.2(a), and (II) the remaining portion of the Protection Period Severance Amount shall be paid in a lump sum in cash on the fifth day after such Change in Control.

11.4.
Mitigation. If the Agreement is rescinded pursuant to Article 7:685 of the Dutch Civil Code and the court awards compensation to Employee, or if a court awards any compensation as a result of proceedings on the basis of Article 7:681 of the Dutch Civil Code, the amount of such award shall be deducted from the amount of compensation to which Employee would be entitled pursuant to Article 11.1, Article 11.2 or Article 11.3 of this Agreement, whichever is applicable, in the event of Employee’s termination of employment as a result of his death, a termination without “Cause” or a termination for “Good Reason.”

11.5.
Good Reason Notice. For purposes of this Agreement, a termination by Employee of his employment with the Company for “Good Reason” means a termination by Employee by written notice given to the Priceline Board within ninety (90) days after the occurrence of the Good Reason event, unless such circumstances are fully corrected by the Company prior to the date of termination specified in the “Notice of Termination for Good Reason.” A “Notice of Termination for Good Reason” shall mean a notice that indicates the specific termination provision in the definition of “Good Reason” set forth on Appendix A relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for a termination for “Good Reason.” The failure by Employee to set forth in the Notice of Termination for Good Reason any facts or circumstances which contribute to the showing of “Good Reason” shall not waive any right of Employee hereunder or preclude Employee from asserting such fact or circumstance in enforcing his rights hereunder. The Notice of Termination for Good Reason shall provide for a date of termination not less than thirty (30) nor more than sixty (60) days after the date such Notice of Termination for Good Reason is given.

11.6.
Specified Employee Under Section 409A. Notwithstanding anything in this Agreement to the contrary, if Employee is a “specified employee” (within the meaning of Section 409A of the Code) and any payment made pursuant to this Agreement is considered to be a “deferral of compensation” (as such phrase is defined for purposes of Section 409A of the Code) that is payable upon Employee’s “separation from service” (within the meaning of Section 409A of the Code), then the payment date for those payments that would have otherwise been made in the first six months following Employee’s “separation from service” shall be the date that is the first business day of the seventh month after the date of Employee’s “separation from service” (determined in accordance with Section 409A of the Code) or upon Employee’s death, if earlier. In addition, if the event triggering Employee’s right to benefits or payments hereunder is Employee’s termination of employment, but such termination of employment does not constitute a “separation from service” within the meaning of Section 409A of the Code, then the benefits or payments hereunder payable by reason of such termination of employment that are considered to be a “deferral of compensation” under Section 409A of the Code shall not be paid upon such termination of employment, but instead, shall remain an obligation to Employee and shall be paid or provided to Employee upon the first to occur of the following events: (a) Employee’s “separation from service” (within the meaning of Section 409A of the Code); or (b) Employee’s death.

11.7.
COBRA. Notwithstanding Articles 11.2(b) and 11.3(a)(ii), the first 24 months following the date of Employee’s termination of employment pursuant to Article 11.2 or 11.3 shall be considered to be the period during which Employee shall be eligible for continuation coverage under Section 4980B of the Code, unless an additional period of continuation coverage is required by applicable state law in a state in the United States in which Employee may reside at the time of termination.

12.	Tax/Social Security Liability for Benefits

12.1.
If one or more of the above benefits is subject to the levy of income tax and/or social security premiums under the Dutch Income Tax Act (‘Wet op de Loonbelasting’) and/or the Dutch social security laws, the relevant tax and social security premiums shall be borne by Employee.

12.2.
The parties agree as follows with respect to the “30% tax ruling” that was secured for Employee, effective for the period starting September 1, 2011 and ending August 31, 2016, in accordance with the existing rules and regulations governing such rulings:

(a) If and insofar as Employee is eligible for a tax-free allowance for extraterritorial expenses by virtue of Chapter 4A of the Wage Tax Implementation Decree 1965 (the ‘30% tax ruling’), it is agreed that the salary for present employment with Booking.com will be reduced under employment law provisions in such a manner that 100/70 of the agreed salary for present employment with Booking.com equals the salary for present employment with Booking.com agreed originally.

(b)	If and insofar as clause (a) is applicable, Booking.com pays Employee a tax-free allowance for extraterritorial expenses, which equals 30/70 of the salary from current employment thus agreed.

(c)
Employee is aware of the fact that, in view of the relevant rules and regulations in force, amendment of the agreed salary under clause (a) may affect salary-related payments and benefits, such as pension payments and social security benefits.

(d)	The 30% tax ruling may apply for a maximum of 10 years (in total).

12.3.
Notwithstanding any provision of this Agreement to the contrary, if the Employment Term ends due to the termination of Employee’s employment with the Company and any payment or benefit to be paid or provided hereunder would be a “Parachute Payment,” within the meaning of Section 280G of the Code, but for the application of this sentence, then the payments and benefits to be paid or provided hereunder shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes a Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be provided to Employee, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). Any determinations required to be made under this Article 12.3 shall be made by Priceline’s independent accountants, which shall provide detailed supporting calculations both to Priceline and Employee within 15 business days of the date of termination or such earlier time as is requested by Priceline, and shall be made at the expense of Priceline. The fact that Employee’s right to payments or benefits may be reduced by reason of the limitations contained in this Article 12.3 shall not of itself limit or otherwise affect any other rights of Employee under this Agreement. In the event that any payment or benefit intended to be provided hereunder is required to be reduced pursuant to this Article 12.3 and no such payment or benefit qualifies as a “deferral of compensation” within the meaning of and subject to Section 409A of the Code (‘Nonqualified Deferred Compensation’), Employee shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Article 12.3. Priceline shall provide Employee with all information reasonably requested by Employee to permit Employee to make such designation. In the event that any payment or benefit intended to be provided hereunder is required to be reduced pursuant to this Article 12.3 and any such payment or benefit constitutes Nonqualified Deferred Compensation or Employee fails to elect an order in which payments or benefits will be reduced pursuant to this Article 12.3, then the reduction shall occur in the following order: (a) reduction of the reimbursement payments described in Article 11.2(c), (b) reduction of any benefits described in 11.2(b) or Section 11.3(a)(ii), whichever is applicable, (c) reduction of cash payments described in Article 11.2(a) or Section 11.3(a)(i), whichever is applicable (with such reduction being applied to the payments in the reverse order in which they would otherwise be made, that is, later payments shall be reduced before earlier payments); and (d) cancellation of acceleration of vesting of the 2012 PSU Grant as described in Article 11.2(d). Within any category of payments and benefits (that is, (a), (b), (c) or (d)), a reduction shall occur first with respect to amounts that are not Nonqualified Deferred Compensation within the meaning of Section 409A of the Code and then with respect to amounts that are. In the event that acceleration of vesting of equity awards is to be cancelled, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such equity awards, that is, later equity awards shall be canceled before earlier equity awards.

12.4.
If, at any time, Employee shall, as a result of foreign tax requirements, have an aggregate income (or wage) tax liability with respect to any payments made under this Agreement that is greater than the income tax liability that Employee would have otherwise had if he were only subject to income tax in the United States for such period, Booking.com or Priceline will make additional cash payments to Employee so that on an after-tax basis, Employee is made whole for such additional tax liability (the ‘Tax Equalization Payment’) for each tax year affected by this Agreement. The Tax Equalization Payment shall be made within thirty (30) days following the filing of Employee’s tax return for the applicable tax year.

13.	Confidentiality

13.1.
Except in the course of employment and consistent with the good faith performance of his duties and responsibilities to the Company, neither during the Employment Term nor upon termination thereof, may Employee inform any third party in any form, directly or indirectly, of any particulars concerning or related to the businesses conducted by the Company that have not otherwise become public knowledge (other than by acts of Employee or his representative in violation of this Agreement), regardless of whether such information includes any reference to its confidential nature or ownership and regardless of how Employee learned of the particulars.

13.2.
Notwithstanding the provisions of Article 7:650(3), (4) and (5) of the Dutch Civil Code, if Employee violates Article 13.1, Employee will forfeit to the Company an immediately due and payable penalty of EUR 30,000 for each violation, as well as a penalty of EUR 5,000 for each day the violation continues, without prejudice to the Company’s right to claim full compensation instead of such penalties.

14.	Non-Competition

14.1.
During the Employment Term and for a period of twelve (12) months following the later of (a) the date on which Employee’s employment with the Company terminates and (b) the date on which Employee ceases to serve on the Priceline Board, Employee may not, without the Priceline Board’s prior written consent:

(a)
engage in any activities that in any way, directly or indirectly, compete with the Company or any of their affiliates anywhere in the world, including, without limitation, the research into, development or provision of any online or call centre accommodation booking or reservation services, nor establish, conduct (alone or with others) or cause the conduct of any competing business, which shall include, but not be limited to, (i) Expedia, Hotels.com, Hotwire, Venere, and Trivago; (ii) Sabre Group and Travelocity; (iii) Lastminute.com plc; (iv)

Travelport, including, without limitation, Orbitz, CheapTickets, Lodging.com, the Neat Group and Galileo; (v) the following on-line travel aggregators: Mobissimo, Inc. (owner and operator of the website Mobissimo.com), Cheapflights Limited (owner and operator of the website Cheapflights.com), Farechase, Tripadvisor, or any substantially similar online travel search business; (vi) C-trip; (vii) Wotif; (viii) HRS, (ix) Roomkey; (x) Google; and (xi) the online travel search businesses of MSN, AOL and Yahoo!, nor take any interest in or be employed in any way whatsoever by such business, whether or not for consideration; provided, however, that it shall not be considered a breach of this Article 14.1 if Employee seeks or accepts employment as a senior executive with a Fortune 500 company whose online travel search business accounts for less than 10% of its annual gross revenue (other than Google) and such position does not involve the direct management of such search business;

(b)	directly or indirectly induce employees of the Company to terminate their employment with the Company; or

(c)
directly or indirectly, solicit, assist in soliciting, accept or facilitate the acceptance of the custom or business of firms that, or individuals who, were clients or customers of, or had other business relations with, the Company in a manner that competes with the business of the Company and where such firm or individual is one with whom Employee had material dealings at the time of termination, or at any time during the 2 year period preceding termination, even if such solicitation or contact is initiated by such clients, customers or other business relations;

14.2.	During the Employment Term and for an indefinite period after termination, Employee may not, without the prior written consent of Priceline:

(a)
in relation to any contract or arrangement the Company has with any supplier for the supply of goods and services, for the duration of such contract or arrangement, directly or indirectly, interfere with the supply of such goods or services from any supplier, nor, directly or indirectly, induce any supplier to cease or decline to supply such goods or services to the Company; or

(b)
make any statements, written or oral, which disparage or defame the goodwill or reputation of the Company or any of their directors or senior officers the Company, in public or in a manner that is intended to become public.

14.3.
During the Employment Term and for an indefinite period after termination, the Company agrees that it shall use commercially reasonable efforts to cause the individual members of the Priceline Board and the senior executives of the Company to not make any statements, written or oral, which disparage or defame the reputation of Employee in public or in a manner that is intended to become public.

14.4.
Notwithstanding the provisions of Article 7:650(3), (4) and (5) of the Dutch Civil Code, if Employee violates Article 14.1 or Article 14.2(a) of this Agreement, Employee will forfeit to the Company an immediately due and payable penalty of EUR 30,000 for each violation, as well as a penalty of EUR 5,000 for each day the violation continues, without prejudice to the right of the Company to claim full compensation instead of such penalties.

14.5.	Upon each breach of Article 15.1 of this Agreement, the period referred to therein will be extended by the duration of such breach.

15.	Sidelines

15.1.
During the Employment Term, without the prior written consent of the Priceline Board, Employee will not perform any other work whether paid or unpaid, nor will Employee, alone or with others, directly or indirectly, establish or conduct a business that is competitive with the Company’s business, whatever its form, or take any financial interest in or perform work for such business, whether or not for consideration.

15.2.
During the Employment Term, Employee must refrain from undertaking or holding any sidelines or additional posts, such as committee work, managerial or other activities for organizations of an idealistic, cultural, sporting, political or other nature, whether or not for consideration, without the prior written consent of the Priceline Board. Notwithstanding the foregoing, unless the Priceline Board shall determine otherwise, Employee may serve as a member of the board of directors of DeVry, Inc.

16.	Return of Property

16.1.
Upon the end of the Employment Term, Employee shall immediately return to the Company all property belonging to the Company, including materials, documents and information copied in any form whatsoever.

17.	Intellectual and Industrial Property Rights

17.1.
All intellectual property rights, including, but not limited to, patent rights, design rights, copyrights and neighbouring rights, database rights, trademark rights, chip rights, trade name rights and know how, ensuing, during or after this employment contract, in The Netherlands or abroad, from the work performed by Employee under this Agreement (collectively: ‘Intellectual Property Rights’) will exclusively vest in Priceline or Booking.com, as applicable.

17.2.
Insofar as any Intellectual Property Rights are not vested in Priceline or Booking.com by operation of law, Employee covenants that Employee, at first request of Priceline or Booking.com, will transfer to Priceline or Booking.com, as applicable, and, insofar as possible, hereby transfers those rights to Priceline or Booking.com, as applicable, which transfer is hereby accepted by Priceline and Booking.com.

17.3.
Insofar as any Intellectual Property Rights are not capable of being transferred from Employee to Priceline or Booking.com, as applicable, Employee hereby grants Priceline or Booking.com, as applicable, the exclusive, royalty free, worldwide, perpetual right, with the right to grant sublicenses, to use the Intellectual Property Rights in the broadest way, which right is hereby accepted by Priceline and Booking.com.

17.4.
Insofar as any personal rights vest in Employee, and insofar as permitted by law, Employee hereby waives all of Employee’s personal rights, including, without limitation, the right to have one’s name stated pursuant to the Dutch Copyright Act 1912 (‘Auteurswet 1912’).

17.5.
Employee shall promptly disclose all works, inventions, information, Intellectual Property Rights and other results from the work performed by Employee under this Agreement to Priceline and Booking.com.

17.6.
Employee shall upon the request of Priceline or Booking.com, during or after the Employment Term, perform all acts that may be necessary in order to record the Intellectual Property Rights in the name of Priceline or Booking.com, as applicable, with any competent authority in the world. Reasonable costs thereof will be borne by Priceline or Booking.com.

17.7.
In case Employee, for any reason, is unable to provide the cooperation in accordance with Articles 17.2 and 17.6 of this Agreement, Employee hereby grants each of Priceline and Booking.com irrevocable power of attorney to represent Employee with respect to the assignment and registration of Intellectual Property Rights referred to in Articles 17.2 and 17.6 of this Agreement.

17.8.	Employee acknowledges that Employee’s salary includes reasonable compensation for the loss of intellectual and industrial property rights, as provided above in this Article 17.

18.	Indemnification

18.1.
Priceline, and each of its subsidiaries, if applicable, shall each indemnify and hold harmless Employee to the fullest extent permitted by law for any action or inaction of Employee while serving as an officer and director of Priceline and/or such subsidiary, or, at the Company’s request, as an officer or director of any other entity or as a fiduciary of any benefit plan. Priceline shall each cover Employee under directors and officers’ liability insurance both during and, while potential liability exists, after the Employment Term in the same amount and to the same extent as the entity covers its other executive officers and directors.

19.	Applicable Law

19.1.	This Agreement and its Appendix A shall be governed by the laws of The Netherlands; provided, however, that upon Employee’s relocation to the United States as Chief Executive Officer of

Priceline, the parties agree that this Agreement and its Appendix A, if still in effect, shall be governed by the laws of the State of Connecticut and the following provisions shall no longer apply: Articles 1, 3, 10, 12.1 and 12.2.

20.	Complete Agreement

20.1.
Except as expressly set forth herein, this Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, including the Prior Employment Contract, which may have related to the subject matter hereof in any way; provided, however, that this Agreement shall not supersede any equity award agreement, clawback policy, or non-competition, non-solicitation or confidentiality agreement that Employee entered into with the Company prior to the Effective Date Furthermore, any agreement entered into with the Company after the Effective Date shall not supersede this Agreement unless such subsequent agreement expressly states that it supersedes this Agreement.

20.2.
Employee hereby confirms that, as of the date hereof, he is not subject to a non-competition, non-solicitation and/or any other agreement with any previous employer that would prohibit, restrict or otherwise limit in any way whatsoever Employee’s ability to be employed by the Company and/or to perform any activities for the Company (an ‘Impermissible Restrictive Covenant’). If the Company discovers after the date hereof that Employee is subject to an Impermissible Restrictive Covenant, the Company reserves the right to terminate Employee’s employment with the Company for “cause” as defined in article 7:678 of the Dutch Civil Code, effective immediately.

21.	Section 409A of the U.S. Internal Revenue Code

21.1.
Notwithstanding the foregoing, if any reimbursements or in-kind benefits provided by Priceline or Booking.com under this Agreement would constitute deferred compensation for purposes of Section 409A of the Code, such reimbursements or in-kind benefits shall be subject to the following rules: (a) the amounts to be reimbursed, or the in-kind benefits to be provided, shall be determined pursuant to the terms of the applicable benefit plan, policy or agreement and shall be limited to Employee’s lifetime and the lifetime of Employee’s eligible dependents; (b) the amounts eligible for reimbursement, or the in-kind benefits provided, during any calendar year may not affect the expenses eligible for reimbursement, or the in-kind benefits provided, in any other calendar year; (c) any reimbursement of an eligible expense shall be made on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (d) Employee’s right to an in-kind benefit or reimbursement is not subject to liquidation or exchange for cash or another benefit.

21.2.
Each payment under this Agreement shall be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code so that the income inclusion provisions of Section 409A(a)(1) do not apply to Employee. This Agreement shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations, or any other formal guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Notwithstanding any other provision of this Agreement to the contrary, the Company is not obligated to guarantee any particular tax result for Employee with respect to any payment provided hereunder.

22.	Assignment

22.1.
This Agreement shall not be assignable by Employee. This Agreement shall be assignable by Priceline or Booking.com only to an acquirer of all or substantially all of the assets of Priceline or Booking.com, provided such acquirer promptly assumes all of the obligations hereunder of Priceline or Booking.com in a writing delivered to Employee and otherwise complies with the provisions hereof with regard to such assumption.

23.	Survivorship

23.1.
The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment to the extent necessary to the agreed preservation of such rights and obligations.

Drawn up in duplicate originals and signed in The Netherlands on March 5, 2015.

/s/ Rutger Prakke                 /s/ Darren Huston
Booking.com Holding B.V.            Darren Huston

/s/ Daniel J. Finnegan
The Priceline Group Inc.

APPENDIX A

For purposes of this Agreement, the following terms have the following meanings where they appear in the Agreement:

“Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”);

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

“Cause” shall mean, in addition to those items enumerated in article 7:678 of the Dutch Civil Code, (a) willful misconduct by Employee with regard to the Company which has a material adverse effect on the Company, which is not cured within ten (10) days after written notice thereof to Employee; (b) the willful refusal of Employee to attempt to follow the proper written direction of the Priceline Board, which is not cured within ten (10) days after written notice thereof to Employee, provided that the foregoing refusal shall not be “Cause” if Employee in good faith believes that such direction is illegal, unethical or immoral and promptly so notifies the Board; (c) substantial and continuing willful refusal by Employee to attempt to perform the duties required of him hereunder (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Employee by the Board which specifically identifies the manner in which it is believed that Employee has substantially and continually refused to attempt to perform his duties hereunder, which is not cured within ten (10) days after written notice thereof to Employee; or (d) Employee being convicted of a felony (other than a felony involving a traffic violation or as a result of vicarious liability). For purposes of this definition, no act, or failure to act, on Employee’s part shall be considered “willful” unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that his action or omission was in the best interest of the Company.

“Change in Control” shall mean the occurrence of any one of the following events:

(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below);

(ii)    individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)    the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of

(x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person to a percentage equal to or greater than 35, a Change in Control of the Company shall then be deemed to occur.

“Company” shall mean The Priceline Group Inc. and its subsidiaries and affiliates, including Booking.com; provided that for purposes of the definition of “Affiliate,” “Change in Control” and “Person,” “Company” shall mean The Priceline Group Inc. or any holding company resulting from an internal holding company reorganization.

“Good Reason” shall mean, in addition to those items enumerated in article 7:679 of the Dutch Civil Code as “cause” for Employee, any of the following actions without Employee’s consent: (a) a material diminution in Employee’s authority, duties or responsibilities, which shall not include Employee ceasing to be Chief Executive Officer of Booking.com so long as Employee continues to serve as Chief Executive Officer of Priceline, or the assignment to Employee of duties or responsibilities that are inconsistent with Employee’s then position, (b)(i) relocation of Priceline’s office in Norwalk, Connecticut to a location more than thirty-five (35) miles further from Employee’s residence in the United States at the time of such relocation, if Employee regularly commutes to such office at the time of such relocation, or (ii) relocation of Booking.com’s office in The Netherlands to a location more than thirty-five (35) miles further from Employee’s residence in The Netherlands at the time of relocation, if Employee regularly commutes to such office at the time of such relocation, (c) any material breach by Priceline or Booking.com of the Agreement or any other employment agreement in effect at any time between Priceline or Booking.com and Employee, (d) a failure by the Company to continue Employee as a participant in any bonus plan, program or arrangement in which Employee is entitled to participate during the Employment Term, or (e) a failure of any successor to Priceline or Booking.com (whether direct or indirect and whether by merger, acquisition, consolidation or otherwise) to assume in a writing delivered to Employee upon the assignee becoming such, the obligations of Priceline or Booking.com hereunder. For the avoidance of doubt, “Good Reason” shall not include the relocation of Employee’s residence from The Netherlands to the United States while he serves as Chief Executive Officer of Priceline, including a request or requirement by the Priceline Board that Employee so relocate.

“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock or (5) Executive or any group of persons including Executive (or any entity controlled by Executive or any group of persons including Executive).